EXHIBIT 23.2

Consent of independent public accountants

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 Amendment No. 1 of our report dated January 16, 2001, (except with respect to the matter discussed in Note 2, as to which the date is January 31, 2001) included in the Musicland Stores Corporation's Annual Report on Form 10-K for the years ended December 31, 2000 and 1999 and to all references to our Firm included in this Registration Statement.

/s/ Arthur Andersen LLP

Minneapolis, Minnesota
April 22, 2002